Exhibit 10.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statements on Form S-8 (No. 333-114841) pertaining to the France Telecom Liquidity Plan for US Employees of Orange SA, on Form S-8 (No. 333-120669) pertaining to the France Telecom U.S. Employee Shareholding – November 2004 Plan and on Form S-8 (No. 333- 128198 ) pertaining to the France Telecom US Employee Shareholding – September 2005 Plan of our reports dated June 25, 2007 relating to the consolidated financial statements of France Telecom and subsidiaries and to management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 20-F of France Telecom for the year ended December 31, 2006.

/s/    DELOITTE & ASSOCIÉS

Neuilly-sur-Seine, France

June 25, 2007